Exhibit 10.8
AMENDMENT NO. 1 TO SERVICES AGREEMENT
     This AMENDMENT NO. 1 TO SERVICES AGREEMENT (this “Amendment”), is entered into and is effective as of February 24, 2006, by and between, on the one hand, FIRST BANCORP (“FirstBank”), a corporation organized under the laws of the Commonwealth of Puerto Rico (the “Commonwealth”), and, on the other hand, MARTÍNEZ ODELL & CALABRIA (the “Contractor”), a Puerto Rico law firm.
Recitals
     WHEREAS, FirstBank and the Contractor entered into a certain Services Agreement dated as of February 15, 2006 (the “Services Agreement”), pursuant to which FirstBank retained the professional legal services of the Contractor, subject to the terms and conditions set forth therein; and
     WHEREAS, for purposes of clarity of understanding, the parties hereto wish to amend the terms of the Services Agreement in the manner set forth below.
     NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:
     1. Recitals; Definitions. The recitals to this Amendment shall be deemed to form an integral part hereof for all purposes. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Services Agreement.
     2. Particular Amendments to the Services Agreement. The Services Agreement is amended as follows:
     (a) The second ‘WHEREAS’ contained in the recitals to the Services Agreement is, effective as of the date hereof and subject to the provisions set forth hereunder, hereby amended to read in its entirety as follows:
     “WHEREAS, in furtherance of and in addition to that certain Employment Agreement dated as of the date hereof by and between Lawrence Odell (“LO”), Partner of the Contractor, and FirstBank, FirstBank desires to enter into this Agreement in order to compensate the Contractor for the services to be provided by LO, as General Counsel and Executive Vice President of FirstBank (the “Services”).”
     (b) Section 2 of the Services Agreement is hereby amended to read in its entirety as follows:
     “Section 2. Compensation. As consideration for the performance by LO of the Services, FirstBank agrees to pay to the Contractor, $60,000 per month payable on or before the 15th day of each month, except for the month of February 2006, wherein compensation shall be limited to $30,000. Nothing contained herein to the contrary, the aforesaid compensation shall not include any monies due and owing to the Contractor for services provided by the Contractor to FirstBank.”
     3. Effectiveness. Except as expressly amended herein, the Services Agreement shall continue to be and shall remain in full force and effect in accordance with its terms; and, in such connection, it is hereby acknowledged and agreed to by the parties hereto that this Amendment is not intended to cause an extinctive novation of the terms and conditions of, and the obligations of the respective parties under, the Services Agreement.
     4. Waiver. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of the parties to the Services Agreement nor constitute a waiver of any provision of the Services Agreement.
     5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth.
     6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same document. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be as effective as delivery of a manually executed counterpart of this Amendment.
     7. Severability. Any provision of this Amendment which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered, or caused this Amendment to be duly executed and delivered by their respective officers thereunto as of the date first above written.

FIRST BANCORP

By:	/s/ Luis M. Beauchamp
Name:
Title:

MARTÍNEZ ODELL & CALABRIA

By:	/s/ Lawrence Odell
Lawrence Odell
Partner

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